UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2011

BEFUT International Co., Ltd.
 (Exact name of registrant as specified in charter)

Nevada	0-51336	20-2777600
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27th Floor, Liangjiu International Tower
No. 5, Heyi Street, Xigang District	116011
Dalian City, China	(Zip Code)
(Address of principal executive offices)

(011)-86-411-83678755
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 2, 2011, the Board of Directors of BEFUT International Co., Ltd.  (the “Company”), after consultation with and upon the recommendation of the management of the Company, concluded that the Company’s previously issued financial statements contained in the Company’s  Annual Report on Form 10-K for the year ended June 30, 2010, the Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011, related financial press releases, and the reports of Patrizio & Zhao, LLC (“P&Z”), the Company’s independent registered public accounting firm, relating to the years ended June 30, 2009 and 2010 (collectively, “the previously issued financial statements”) should no longer be relied upon.  The management of the Company has discussed the matters disclosed in this Item 4.02 with P&Z.

In connection with the preparation of its responses to comments received from the Securities and Exchange Commission, the Company identified certain reporting errors and omissions in its previously issued financial statements, some of which the Company considers material. Specifically, the Company intends to:

•	Revise its Balance Sheet to reclassify advance payments for fixed assets and research and development as non-current assets;

•
Reclassify certain line items in its Statement of Cash Flows resulting in a change from net cash provided by operating activities of $2,544,636 for the year ended June 30, 2009 to net cash used in operating activities of $997,734 for the year ended June 30, 2009;

•	Revise the net increase in cash and cash equivalents for the year ended June 30, 2010 to be $1,108,872 instead of $1,703,967;

•	Revise its Statements of Operations and Other Comprehensive Income to present interest expenses separately from interest income;

•	Revise Basis of Presentation under “Note 2 – Summary of Significant Accounting Policies” to include consolidation as a critical accounting policy;

•	Revise “Note 2 – Summary of Significant Accounting Policies” to include the accounting policies for Value Added Tax and Interest Cost Capitalized;

•	Revise “Note 13 – Earnings Per Share” to include a summary of calculations determining the number of diluted shares for each period presented; and

•	Revise “Note 15 – Income Taxes” to address the timing of the Company’s payments for income taxes.

Although the Company has concluded that the previously issued financial statements should no longer be relied upon, the Company has determined that the restatements of the previously issued financial statements  have no effect on the Company’s sales and net income for the year ended June 30, 2010 and for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011.

Management is assessing what changes may be necessary in the evaluation of the Company’s internal control over financial reporting and its disclosure controls and procedures and expects to reach a final conclusion with respect to these matters until completion of the restatement process.

The Company is working with P&Z to correct all reporting errors in its previously issued financial statements as soon as practicable, and intends to file amendments to its Annual Report on Form 10-K for the year ended June 30, 2010, and amendments to its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011 reflecting the restated financial statements with respect to the previously issued financial statements. Given that the review process is still ongoing, the matters discussed herein are preliminary and subject to change.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including:  statements about the Company’s intention to restate its financial statements and the periods that are expected to be impacted by the restatement of its financial statements; and statements regarding its internal control over financial reporting and disclosure controls and procedures; Such forward-looking statements may contain the words "plan," "expect," "believe," "intend," "estimate," "may," and similar words. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those projected in such statements due to various important factors, including but not limited to the risk that that the Company and/or independent registered public accounting firm could reach further and different conclusions concerning matters related to its financial statements. The forward-looking statements made in this Form 8-K speak only as of the date of this report, and the Company does not undertake any obligation to update any such statements except as required under the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEFUT INTERNATIONAL CO., LTD.

Date: June 2, 2011	By:	/s/ Hongbo Cao
Name: Hongbo Cao
Title: President and Chief Executive Officer